EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days. Such transactions involved the purchase of shares on the NASDAQ Stock Market. The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date. The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
1/6/2016	Purchase	$ 12.5000		2989
1/7/2016	Purchase	$ 12.4864	[1]	3389
1/8/2016	Purchase	$ 12.4882	[2]	10000
1/11/2016	Purchase	$ 12.4780	[3]	6040
1/12/2016	Purchase	$ 12.5000		7981
1/13/2016	Purchase	$ 12.4458	[4]	25000
1/14/2016	Purchase	$ 12.5000		45
1/15/2016	Purchase	$ 12.2197	[5]	30936
1/19/2016	Purchase	$ 12.3284	[6]	28585
1/22/2016	Purchase	$ 12.4999	[7]	7700
1/25/2016	Purchase	$ 12.4769	[8]	7522
1/26/2016	Purchase	$ 12.4950		200
1/27/2016	Purchase	$ 12.4608	[9]	14792
1/28/2016	Purchase	$ 12.4986	[10]	1063
2/2/2016	Purchase	$ 12.4852	[11]	10700
2/3/2016	Purchase	$ 12.4935	[12]	11389
2/4/2016	Purchase	$ 12.4105	[13]	20000
2/8/2016	Purchase	$ 12.1132	[14]	5800
2/9/2016	Purchase	$ 12.0111	[15]	5700
2/10/2016	Purchase	$ 12.0443	[16]	5000
2/22/2016	Purchase	$ 11.4214	[17]	17000
2/23/2016	Purchase	$ 11.2274	[18]	18967
2/24/2016	Purchase	$ 11.4780	[19]	15034
2/25/2016	Purchase	$ 11.6700	[20]	5707

1 Executed at prices ranging from 12.46 - 12.50

2 Executed at prices ranging from 12.46 - 12.50

3 Executed at prices ranging from 12.42 - 12.50

4 Executed at prices ranging from 12.35 - 12.50

5 Executed at prices ranging from 11.93 - 12.35

6 Executed at prices ranging from 12.08 - 12.49

7 Executed at prices ranging from 12.49 - 12.50

8 Executed at prices ranging from 12.46 - 12.50

9 Executed at prices ranging from 12.41- 12.50

10 Executed at prices ranging from 12.49 - 12.50

11 Executed at prices ranging from 12.45 - 12.50

12 Executed at prices ranging from 12.45 - 12.50

13 Executed at prices ranging from 12.28 - 12.50

14 Executed at prices ranging from 11.98 - 12.20

15 Executed at prices ranging from 11.96 - 12.05

16 Executed at prices ranging from 12.00 - 12.05

17 Executed at prices ranging from 11.25 - 11.55

18 Executed at prices ranging from 11.18 - 11.25

19 Executed at prices ranging from 11.17 - 11.61

20 Executed at prices ranging from 11.57 - 11.75